UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2006

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

Purchase Agreement

On October 31, 2006, Herbst Gaming, Inc. (the “Company”) entered into a definitive agreement to purchase certain gaming assets of MGM MIRAGE for a cash purchase price of $400 million.  These assets include the Buffalo Bill’s, Primm Valley and Whiskey Pete’s hotel-casinos (collectively known as “Primm Valley Resorts”) located in Primm, Nevada.  The transaction is subject to customary closing conditions contained in the Purchase Agreement (“Purchase Agreement”), by and among New York-New York Hotel & Casino, LLC (“Seller”), PRMA Land Development Company (“PRMA”), Primadonna Company, LLC (“Primadonna”) and the Company, including receipt of all gaming and other regulatory approvals.

The Purchase Agreement contains customary representations and warranties of the Company, Seller, PRMA, Primadonna and the Company, as well as indemnification and termination rights in favor of the parties thereto.  A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of a joint press release dated November 1, 2006 of the Company and MGM MIRAGE announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

2.1           Purchase Agreement, dated as of October 31, 2006, by and among New York-New York Hotel & Casino, LLC, PRMA Land Development Company, The Primadonna Company, LLC, and Herbst Gaming, Inc.

99.1         Press release dated November 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: November 2, 2006	By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer